Exhibit 10.1

Confidential Treatment Requested

CONTRACT

DISTRIBUTOR AGREEMENT

BETWEEN

EATON ELECTRICAL INC.

AND

ACTIVE POWER, INC.

TABLE OF CONTENTS

1.	SCOPE OF AGREEMENT			5

	1.1.	Grant of License and Appointment.		5

2.	TERM AND TERMINATION			6

	2.1.	Term.		6
	2.2.	Termination.		6

3.	ORDERS FOR ACTIVE POWER PRODUCTS			6

	3.1.	Orders.		6
	3.2.	Acceptance of Orders.		7
	3.3.	Survival of Orders.		7
	3.4.	No Agent Orders.		8
	3.5.	Order Forecast.		8

4.	DELIVERY, INSTALLATION, TITLE AND RISK OF LOSS			8

	4.1.	Delivery and Installation.		8
	4.2.	Delivery Charges.		8
	4.3.	Title and Risk of Loss.		8

5.	PRICES, PAYMENT, AND DISCOUNT RIGHTS			8

	5.1.	ACTIVE POWER Products Pricing.		8
	5.2.	Payment of Charges.		9
	5.3.	Delinquent Payment by EATON-Affiliated Companies		9

6.	SALES SUPPORT			10

	6.1.	Sales Support.		10

7.	SERVICE SUPPORT			10

	7.1.	Responsibility		10
	7.2.	Start-Up and Warranty Service		10
		7.2.1.	Service by EATON	10
		7.2.2.	Service by ACTIVE POWER	11
		7.2.3.	Pre-Commissioning Report	11
	7.3.	Maintenance and Post Warranty.		11
		7.3.1.	Scheduled Preventative Maintenance	11
		7.3.2.	Major Maintenance and Post Warranty Service	12
	7.4.	Service Reports		12

8.	ACTIVE POWER WARRANTIES			12

	8.1.	ACTIVE POWER Warranties.		12
		8.1.1.	License Authority.	12
		8.1.2.	No Liens or Claims.	13
		8.1.3.	ACTIVE POWER Products Warranty.	13
		8.1.4.	Notice of Warranty Period.	13
		8.1.5.	Infringement Warranty.	13

TABLE OF CONTENTS

9.	WARRANTIES OF THE PARTIES			14

	9.1.	Warranties of the Parties.		14
		9.1.1.	Obligation Warranty.	14
		9.1.2.	No Authority.	14
		9.1.3.	No Restrictions.	15
		9.1.4.	Valid Agreement.	15
		9.1.5.	No Prohibitions.	15
		9.1.6.	Corporate Authority.	15
		9.1.7.	Exclusions.	15

10.	MISCELLANEOUS			16

	10.1.	No Partnership.		16
	10.2.	Publicity.		16
	10.3.	Confidential Information.		16
	10.4.	Limitation of Liability.		17
	10.5.	Trademarks.		17
	10.6.	Labeling and Documentation		17
		10.6.1.	Labeling and Enclosure Color.	17
		10.6.2.	Documentation .	17
	10.7.	Administration of Agreement.		17
	10.8.	Default.		18
	10.9.	Assignment and Subcontracting Prohibited.		18
	10.10.	Governing Law.		18
	10.11.	Force Majeure.		18
	10.12.	Compliance with Laws.		18
	10.13.	Severability.		18
	10.14.	Notices.		19
	10.15.	Dispute Resolution.		19
	10.16.	Rights Upon Orderly Termination.		19
	10.17.	Termination of Orders.		20
	10.18.	Insurance		20
	10.19.	Entire Agreement.		20

DISTRIBUTOR AGREEMENT

THIS DISTRIBUTOR AGREEMENT (hereinafter referred to as the “Agreement”) is entered into by and between Eaton Electrical Inc., with a place of business at 8609 Six Forks Road, Raleigh North Carolina, 27615 (hereinafter referred to as “EATON”) and ACTIVE POWER, INC, with a place of business at 2128 W. Braker Lane, B12, Austin, Texas 78758 (hereinafter referred to as “ACTIVE POWER”), and is effective on the date it is executed by the latter of EATON and ACTIVE POWER.

WITNESSETH

WHEREAS, EATON desires to obtain a non-exclusive right to market and distribute standard ACTIVE POWER Products; and

WHEREAS, ACTIVE POWER is willing to grant EATON a non-exclusive right and license to market and distribute its standard products;

NOW THEREFORE, in consideration of the representations and agreements contained herein, the parties hereby covenant and agree as follows

1.	SCOPE OF AGREEMENT

1.1.	Grant of License and Appointment.

Subject to (and only during the term of) this Agreement, ACTIVE POWER hereby appoints and grants to EATON and its Agents, as defined below, and EATON hereby accepts from ACTIVE POWER, a non-transferable, royalty-free, right and license to: (i) non-exclusively purchase, market, distribute and resell the ACTIVE POWER flywheel products described in the attached Exhibit A (hereinafter referred to as either the “standard CleanSource products from ACTIVE POWER” or the “EATON Flywheel Systems” line of ACTIVE POWER Products, depending on how they are designated in Exhibit A), to end-users located world-wide (hereinafter referred to as the “End Users”); and (ii) incorporate private and/or co-labeling of the ACTIVE POWER Products using EATON logos. Such “standard CleanSource products from ACTIVE POWER” and the “EATON Flywheel Systems” line of ACTIVE POWER Products” may collectively be referred to as “ACTIVE POWER Products”.

2.	TERM AND TERMINATION

2.1.	Term.

Unless earlier terminated in accordance with the provisions of this Agreement, the term of this Agreement shall commence on the effective date of the Agreement and shall continue until March 31, 2007.

2.2.	Termination.

Subject to any termination provisions herein, including but not limited to Sections 10.16 and 10.17, this Agreement may be terminated by the parties in the following manner:

By either party, with or without cause, upon sixty (60) days advance written notice;

By either party in the event of breach of a material obligation by the other party is such breach remains uncured to the satisfaction of the nonbreaching party after thirty (30) days written notice to the other party specifying the breach; or

By either party immediately upon written notice in the event of one or more of the following occurrences: (i) in the event of significant change of ownership or control of the party receiving such notice, or (ii) in the event the party receiving such notice shall have initiated bankruptcy proceedings under federal or state law, had bankruptcy proceedings against it under federal or state law, or become insolvent.

3.	ORDERS FOR ACTIVE POWER PRODUCTS

3.1.	Orders.

No ACTIVE POWER Products shall be provided to EATON, its Agents or the End-User by virtue of this Agreement alone. ACTIVE POWER Products must be requested through issuance of a EATON standard purchase order (hereinafter referred to as the “Order”). Each Order shall reference the EATON contract number assigned to this Agreement and shall include the following minimum information:

•	The date of the Order and the Order number;

•	The complete list of the ACTIVE POWER Products covered by the Order, specifying quantity, type, model number and description for each model number;

•	The purchase price for the ACTIVE POWER Products and the applicable discounts available to EATON;

•	The EATON, Agent or End-User location to which the ACTIVE POWER Products are to be delivered and, if different, the location where the ACTIVE POWER Products are to be initially installed or used;

•	Any applicable site specifications for the ACTIVE POWER Products;

•	The requested delivery date for the ACTIVE POWER Products;

•	Any non-standard terms and conditions specifically applicable to the Order only.

3.2.	Acceptance of Orders.

Within ten (10) business days after ACTIVE POWER’s receipt of an Order, ACTIVE POWER shall accept the Order in writing and shall return a legible copy of the accepted Order to the EATON address provided, however, that if an Order fails to provide all required ordering information or incorrectly states prices or other material information relative to the Order, or if the Order is not consistent with ACTIVE POWER’s then current lead time requirements, ACTIVE POWER may reject the Order by promptly giving written notice of rejection stating in detail the reasons for rejection and the modifications necessary to make the Order acceptable to ACTIVE POWER. ACTIVE POWER shall make no changes, amendments, modifications, additions or deletions to an Order without the prior written consent EATON. Acceptance of an Order shall bind ACTIVE POWER to use reasonable efforts to honor delivery dates, amounts and other ordering information shown on the Order, including supplemental provisions contained therein. The effective date of an Order shall be the date on which EATON receives an accepted copy of the Order without modification or amendment.

3.3.	Survival of Orders.

Notwithstanding any provision contained herein to the contrary (and unless otherwise elected by ACTIVE POWER in the case of termination of this Agreement for EATON’s breach), the terms and conditions of this Agreement shall remain in full force and effect (with respect to the applicable Order) until the expiration of the term of any proper accepted Order under this Agreement which was received prior to the termination or other expiration of this Agreement. It is understood and agreed to by the parties hereto that the terms and conditions of this Agreement shall apply to all Orders hereunder with the exception of any nonstandard terms and conditions specifically applicable to the particular Order only that are conspicuously outlined on the face of the Order in variance herewith, subject to ACTIVE POWER’s right to reject any such Order containing terms and conditions varying from those contained herein.

3.4.	No Agent Orders.

This Agreement allows for orders to be issued only by EATON. ACTIVE POWER will not accept orders directly from Agents of EATON without prior consent of EATON. ACTIVE POWER may accept orders from any EATON-affiliated company worldwide, with prior written approval from the EATON Administrator listed in section 10.7.

3.5.	Order Forecast.

EATON shall also provide to ACTIVE POWER at the beginning of each month a 60-day forecast of active sales opportunities including details of specific product information and % likelihood of order to facilitate ACTIVE POWER’s ability to supply products within reasonable lead times.

4.	DELIVERY, INSTALLATION, TITLE AND RISK OF LOSS

4.1.	Delivery and Installation.

ACTIVE POWER shall use reasonable commercial effort to deliver the ACTIVE POWER Products, all applicable manuals and documentation, to the address specified in an Order no later than the date set forth on such Order. Equipment shall be shipped F.O.B. ACTIVE POWER’s facility in Austin, Texas. Unless EATON designates a carrier in the Order, ACTIVE POWER shall select the carrier, provided, however, that the carrier shall not be construed to be an agent of ACTIVE POWER. ACTIVE POWER shall provide EATON not less than ten (10) days prior written notice as to the scheduled delivery date for the ACTIVE POWER Products. ACTIVE POWER shall notify EATON immediately in writing in advance of any delay in delivery when such delay first becomes apparent to ACTIVE POWER.

4.2.	Delivery Charges.

Prices provided from ACTIVE POWER do not include installation, freight and handling charges unless specifically listed. Unless ACTIVE POWER is furnished with a proper exemption certificate, there shall be added to the amounts shown on the Quotation a charge for all taxes, however designated, levied or based on this Agreement or the Equipment.

4.3.	Title and Risk of Loss.

Risk of loss for the ACTIVE POWER Products shall pass to EATON upon shipment of the ACTIVE POWER Products. Title to the ACTIVE POWER Products shall pass to EATON, free and clear of any lien, claim and/or encumbrances upon payment in full of the purchase price for the ACTIVE POWER Products.

5.	PRICES, PAYMENT, AND DISCOUNT RIGHTS

5.1.	ACTIVE POWER Products Pricing.

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** Confidential Treatment has been requested for portions of the agreement marked with asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

5.2.	Payment of Charges.

The charges for the ACTIVE POWER Products ordered hereunder shall be invoiced directly to EATON, upon shipment of the ACTIVE POWER Products to installation address indicated in such Order. Payment of the invoice for the ACTIVE POWER Products shall be due within thirty (30) days from the date of the invoice. EATON shall be solely responsible and liable for payment of any ACTIVE POWER Products ordered hereunder. Unless otherwise agreed in writing, all payments due hereunder shall be made within 30 days of the date of shipment of Equipment or performance of Services. EATON can pay invoices early and enjoy a 1% NET 10 discount.

5.3.	Delinquent Payment by EATON-Affiliated Companies

In the event that ACTIVE POWER accepts an order from an EATON affiliated company, and such affiliated company does not comply with the payment of charges terms set forth in Section 5.2, EATON agrees to make such payment within thirty (30) days of receiving notice from ACTIVE POWER.

6.	SALES SUPPORT

6.1.	Sales Support.

ACTIVE POWER will support the EATON account by appointing a EATON account manager. The EATON account manager will be available for joint marketing and sales efforts. EATON will appoint Michael Doggett as the product/business manager for the EATON Flywheel systems product line.

7.	SERVICE SUPPORT

7.1.	Responsibility

EATON’s service role will be that of “first-responder”. EATON agrees to provide adequate support to the users of the EATON Flywheel system to provide start-up, insure continued reliable operation, and to maintain an excellent product reputation.

Within 3 days of release, ACTIVE POWER must forward all field service bulletins, applicable engineering changes, firmware and diagnostic tool updates to the EATON administrator listed in section 10.7, as well as the Manager of Technical Support:

Ron Watt

Manager of Professional Services & Technical Support

Eaton Power Quality Solutions Operations

200 Sorrells Grove

Morrisville, NC 27560

(919) 654-7999

ronmwatt@eaton.com

WARRANTY OR SERVICE SUPPORT COSTS DEEMED A RESULT OF FAILURE TO SUPPLY EATON WITH ABOVE SERVICE SUPPORT SHALL BE REIMBURSED BY ACTIVE POWER AT THE CONTRACTED TIME AND MATERIAL LABOR RATES IN EXHIBIT F, PLUS TRAVEL CHARGES.

7.2.	Start-Up and Warranty Service

7.2.1.	Service by EATON

EATON service personnel will provide all start-up and warranty service for the ACTIVE POWER Products sold by EATON.

ACTIVE POWER shall reimburse EATON all approved warranty expenses, including but not limited to reasonable and customary (as stated in the MTTR standard set forth in Exhibit O), labor, travel, and parts, and ACTIVE POWER’s warranty shall govern costs related to parts. Warranty service terms and conditions are set forth in Exhibit D. ACTIVE POWER shall not be responsible for airplane travel expenses.

7.2.2.	Service by ACTIVE POWER

At EATON’s option, EATON will contract with ACTIVE POWER to provide start-up and warranty service. Only ACTIVE POWER direct service personnel will be contracted; no third-party service agents will be employed. Pricing for start-up services by ACTIVE POWER are detailed in Exhibit F If Warranty services apply, the service shall be billable per the contracted time and materials rates as found in Exhibit F. Reimbursement for warranty expenses billed to EATON by ACTIVE POWER for said Warranty services shall be governed by Exhibit H..

7.2.3.	Pre-Commissioning Report

All equipment start-ups will be preceded by a pre-commissioning report including the operational specifications of the installed system (including, but not limited to UPS, Flywheel, ATS, and Generator), the specified performance of the system, and a checklist detailing the start-up procedure for the flywheel(s) in the system. The Parties’ responsibilities for preparing their pre-commissioning report are set forth in Exhibit P. This report will be available at least one week in advance of the planned system commissioning. The generation of the report will be the joint responsibility of ACTIVE POWER’s and EATON’s Service groups.

7.3.	Maintenance and Post Warranty.

7.3.1.	Scheduled Preventative Maintenance

ProActive Plans will be performed by EATON.

ACTIVE POWER will provide documentation to EATON for purposes of providing maintenance on ACTIVE POWER products. ACTIVE POWER will provide this documentation in both written and electronic form as well as grant copyright reproduction of materials to EATON for said maintenance purposes. ACTIVE POWER will also provide maintenance training classes to EATON as set forth in Exhibit G, and additional classes may be provided as requested by EATON at the then published training courses prices. EATON will provide an updated record of trained service technicians to ACTIVE POWER every six (6) months.

7.3.2.	Major Maintenance and Post Warranty Service

At EATON’s option, major maintenance (e.g., bearing, fan system, and vacuum pump replacement) and post-warranty service will be provided by ACTIVE POWER through contract with EATON. Pricing for major maintenance and post warranty services by ACTIVE POWER are detailed in Exhibit F.

7.4.	Service Reports

Service reports, failure histories, and trouble reports associated with the products shall be held in strict confidence, well documented, and transmitted to ACTIVE POWER no later than ten (10) days of their occurrence by EATON’s Manager of Technical Support. All parts replaced during service will be returned to ACTIVE POWER at ACTIVE POWER’s expense for post mortem analysis. Any express or expedited replacement shall be at EATON’s cost. In the event that no problem is found with such returned part, ACTIVE POWER is entitled to obtain a purchase order against which to invoice EATON for freight and part costs associated with with such returned parts. Any claims for warranty labor associated with a no problem found part shall be denied by ACTIVE POWER. Any significant field problems that may have any commercial impact whatsoever shall be reported to the ACTIVE POWER field service manager immediately (no later than four (4) hours following the event or in time to meet the guaranteed response time to the user).

8.	ACTIVE POWER WARRANTIES

8.1.	ACTIVE POWER Warranties.

In addition to any other warranties and representations contained herein, ACTIVE POWER shall provide the warranties set forth below with respect to the ACTIVE POWER Products:

8.1.1.	License Authority.

ACTIVE POWER represents and warrants that it has the absolute right to grant the license and sublicense rights granted herein to EATON and to allow EATON to market and re-sell the ACTIVE POWER Products hereunder to End-Users in accordance with the provisions of this Agreement.

8.1.2.	No Liens or Claims.

ACTIVE POWER warrants and represents that the ACTIVE POWER Products are not subject to any lien, claim or encumbrance inconsistent with the license rights granted herein and that EATON and the End-User shall be entitled to possess and use the ACTIVE POWER Products, without any interruption by ACTIVE POWER or any party claiming by or through ACTIVE POWER, provided that EATON and the End-User shall duly perform its obligations hereunder.

8.1.3.	ACTIVE POWER Products Warranty.

It is understood and agreed that all ACTIVE POWER Equipment sold to End-Users pursuant to this Agreement shall be warranted in accordance with the ACTIVE POWER Equipment warranty set-forth on the attached Exhibit D, which shall be passed through and assigned to the End-User, provided that in no event will the warranty extend more than 18 months after shipment from ACTIVE POWER. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that EATON shall have no liability or responsibility what-so-ever with respect to the warranties for the ACTIVE POWER Equipment and ACTIVE POWER Software and that ACTIVE POWER shall either directly or through EATON, support the End-Users with the respective warranty services set-forth therein. EATON shall not expand, modify, or amend the warranties without the prior written consent of ACTIVE POWER.

8.1.4.	Notice of Warranty Period.

When EATON passes through ACTIVE POWER’s warranty to an End-User as provided above, EATON agrees to notify the End-User of the actual warranty period available to the End-User and the level of warranty service and other details of warranty on any ACTIVE POWER Products sold by EATON to and End-User, EATON will also notify an End-User if no ACTIVE POWER warranty is passed through.

8.1.5.	Infringement Warranty.

ACTIVE POWER warrants and represents that the ACTIVE POWER Products, including without limitation each component and any unit or part thereof, are not subject to any claim of infringement under any U.S. patent, trademark, trade name, service mark, copyright, trade secret or other proprietary right of any third party. In the event of a third party claim against EATON and/or the End-User asserting a such a patent, copyright, trade secret or other proprietary right violation involving the ACTIVE POWER Products, ACTIVE POWER shall defend or settle the claim, at its expense, and shall indemnify EATON and/or the End-User against any loss, cost, expense of liability resulting from or arising out of payments to third parties due to the claim, whether or not the claim is successful, provided that EATON and/or the End-User notifies ACTIVE POWER in writing within sixty (60) days after EATON and/or the End-User first receives written notice of the claim and gives ACTIVE POWER necessary authority, available information, and reasonable assistance for the defense or settlement of the claim, over which ACTIVE POWER will have sole control. If the ACTIVE POWER Products are in ACTIVE POWER’s opinion likely to or do become the subject of a claim of infringement or violation of a patent, copyright, trade secret or other proprietary right of a third party, ACTIVE POWER shall have the option to, at its expense and without diminishing its foregoing obligations, either procure for EATON and/or the End-User the right to continue using the ACTIVE POWER Products or accept the return of the ACTIVE POWER Products and promptly refund to EATON and/or the End-User the original amount paid for the equipment by EATON and/or the End-User to ACTIVE POWER with respect to the ACTIVE POWER Products so effected. Each party shall in all events be required to mitigate its damages. These warranties and indemnities will survive the termination or expiration of this Agreement and such indemnity is EATON’s sole remedy for the types of issues referred to in this section. In the event of any claim, demand or suit based upon an alleged breach of any of ACTIVE POWER’s warranties under this 8.1.5 but subject to the foregoing, EATON will have the right to participate in the defense of the same through counsel of EATON’s choosing at its own expense, but no settlement will be affected without ACTIVE POWER’s prior written consent, which consent ACTIVE POWER will not unreasonably withhold or delay. ACTIVE POWER and EATON agree to notify each other promptly of any third party claim, and further agree to fully cooperate in the defense thereof.

9.	WARRANTIES OF THE PARTIES

9.1.	Warranties of the Parties.

In addition to any other warranties and representations contained herein, each party hereby makes the following representations and warranties:

9.1.1.	Obligation Warranty.

Each party warrants and represents that it will perform its obligations hereunder in a good, professional, workmanlike and competent manner, in accordance with applicable professional standards.

9.1.2.	No Authority.

Except as otherwise provided herein, it is expressly understood and agreed that neither party has any right or authority to nor shall either party directly or indirectly incur any obligation or responsibilities on behalf of the other party or commit the other party to any matter or understanding or make any warranties or representations with respect to the ACTIVE POWER Products or other activities hereunder, each party being deemed to be independent.

This Agreement shall not create any agency or other similar relationship between the parties.

9.1.3.	No Restrictions.

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor the fulfillment of or compliance with the provisions of this Agreement will violate any corporate restriction to which said party is subject or conflict with or result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which said party is a party or by which said party is bound.

9.1.4.	Valid Agreement.

This Agreement is a legal, valid and binding agreement of said party and, assuming that it is enforceable against each party hereto, is enforceable against the other party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

9.1.5.	No Prohibitions.

To each parties best knowledge, there is no pending or threatened action, suit or other proceeding or, any investigation before or by any governmental agency which might materially and adversely affect the financial condition or business prospects of said party or which questions the validity of any action taken or to be taken by said party pursuant to or in the pursuit of this Agreement.

9.1.6.	Corporate Authority.

Each party hereto is a corporation duly incorporated and validly existing under the laws of a state in The United States of America, and has full legal right, power and authority to enter into this Agreement and to consummate the transactions provided for herein; and this Agreement has been duly authorized, executed and delivered by said party.

9.1.7.	Exclusions.

THE WARRANTIES EXPRESSED HEREIN ARE IN LIEU OF ALL OTHER WARRANTIES EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.	MISCELLANEOUS

10.1.	No Partnership.

Nothing contained herein shall constitute a partnership or joint venture nor make either party the agent or representative of the other. Except as otherwise provided herein, neither party has authority to bind the other, incur any liabilities on behalf of the other, nor to direct the employees of the other. Neither party shall have the authority to vary, alter or enlarge any of the other party’s obligations hereunder or, except as otherwise provided herein, make representations, warranties or guarantees on behalf of the other.

10.2.	Publicity.

Each party shall not disclose to any third party without the prior written consent of the other, the terms of this Agreement except as required by law or by governmental regulations, requirements or orders, or as may be necessary to establish or assert its rights hereunder and except on a confidential basis to a party’s professional advisors and potential investors/acquirers. The parties shall not issue any press releases without the express written consent of the other party, except as required by law or by governmental regulations, requirements or orders, or as may be necessary to establish or assert its rights hereunder and except on a confidential basis to a party’s professional advisors and potential investors/acquirers. EATON agrees to cooperate with ACTIVE POWER in selective, mutually agreed upon advertisements or press releases of installations to further marketing efforts.

10.3.	Confidential Information.

Each party agrees that if any confidential or proprietary information, which is clearly marked as being confidential or proprietary of the other party which comes into its possession, any such material and information will be held in confidence, and such party will not make any use thereof other than for the performance of this Agreement, will release it only to employees requiring such information, and will not release or disclose it to any other party. The foregoing will not apply to any information which is already known to or in the possession of the receiving party without restriction on disclosure at the time of disclosure by the disclosing party, is independently developed by the receiving party without reference to the confidential information of the disclosing party, or is or becomes public knowledge through no fault of the receiving party. If either party is required by applicable law, rule, regulation or lawful order or ruling of any court, government agency or regulatory commission to disclose any confidential information of the other party, then the receiving party agrees that it will provide the disclosing party with prompt written notice of such request(s) to enable the disclosing party to seek an appropriate protective order or take steps to protect the confidentiality of such confidential information.

10.4.	Limitation of Liability.

Neither party shall be liable to the other for any indirect, incidental, consequential or special damages, such as, but not limited to, any loss of revenues or loss of profits (other than payments under this Agreement) or for cost of procurement of substitute goods or services.

In no event shall either party, or its respective officers, directors, employees or agents be liable for any incidental, indirect, special or consequential damages, such as, but not limited to, delay damages, lost profits or lost opportunity damages, resulting from or in connection with any claim or cause of action, whether brought in contract or in tort, even if said party knew or should have known of the possibility of such damages.

10.5.	Trademarks.

Neither EATON nor ACTIVE POWER will use the other’s trademarks unless specifically authorized to do so by the other party.

10.6.	Labeling and Documentation

10.6.1.	Labeling and Enclosure Color.

All ACTIVE POWER Products sold to EATON shall bear labels provided by EATON. Label design and placement will be mutually agreed upon by EATON and ACTIVE POWER. ACTIVE POWER shall place the applicable EATON label on the ACTIVE POWER Product. Enclosure paint color will be mutually agreed upon by EATON and ACTIVE POWER. All other elements of the ACTIVE POWER Products, including enclosures, subassemblies, control panels, logic, operating software or other parts and components, shall bear the labeling, markings, and part numbers normally used by ACTIVE POWER in connection with such products. All pertinent intellectual property marking shall be maintained on the product by ACTIVE POWER.

10.6.2.	Documentation .

Product documentation, such as Installation manuals, and Operation and Maintenance Instructions, will conform to EATON Documentation Style Guides

10.7.	Administration of Agreement.

Each party hereby designates its employees identified below as its contract administrator for this Agreement. The contract administrator(s) shall be responsible for representing their respective employers in contractual and commercial matters relative to the administration of this Agreement. Each party may change its designated administrator(s) by giving not less than ten (10) days prior written notice of its new contract administrator to the other party.

EATON Administrator:	ACTIVE POWER Administrator:
Michael Doggett	Scott Richey
Eaton Electrical Inc.	ACTIVE POWER Incorporated
8609 Six Forks Road	2128 W. Braker Lane, Braker 12
Raleigh, N.C. 27615	Austin, TX 78758
Fax: 775.546.9116	Fax: 512-836-4511

10.8.	Default.

If either party shall default in the performance of its obligations under this Agreement, including but not limited to non-delivery and nonpayment, and such default continues for a period of thirty (30) calendar days after the defaulting party receives written notice of the default from the non-defaulting party, then the non-defaulting party may terminate this Agreement and/or exercise any right or remedy provided by law or equity.

10.9.	Assignment and Subcontracting Prohibited.

Except as provided herein, either party shall not assign this Agreement or its obligations subcontracted without the prior written consent of the other party, except to an acquirer of substantially all its business or assets. Any assignment or subcontracting in violation of this provision shall be deemed null and void.

10.10.	Governing Law.

This Agreement shall be governed by, subject to, and construed in all respects in accordance with the laws of the State of Texas, United States of America.

10.11.	Force Majeure.

Neither party shall be deemed to be in default of any provision of this Agreement, or for failures in performance, resulting from acts or events beyond the reasonable control of such party. Such acts shall include but not be limited to acts of God, civil or military authority, civil disturbance, war, strikes, fires, other catastrophes, or other events beyond the party’s reasonable control.

10.12.	Compliance with Laws.

The parties shall comply with, and agree that this Agreement is subject to, all applicable federal, state, and local laws, rules and regulations, and all amendments thereto, now enacted or hereafter promulgated in force during the term of this Agreement.

10.13.	Severability.

If any of the provisions hereof shall be deemed invalid or unenforceable by any tribunal with competent jurisdiction, the remaining provisions of the Agreement, and the application of such invalid or unenforceable provisions to persons and circumstances other than to those to which they were held invalid, shall not be affected thereby.

10.14.	Notices.

All notices and Orders permitted or required to be given under this Agreement shall be in writing and shall be deemed duly given upon personal delivery or transmitted by facsimile machine to the address or facsimile numbers set-forth below. All notices shall be delivered or sent to the other party at the address or facsimile numbers shown below or to any other facsimile number as the party may designate by ten (10) days prior written notice given in accordance with this provision.

If to EATON:	If to ACTIVE POWER:
General Counsel	General Counsel
Eaton Electrical Inc.	ACTIVE POWER Incorporated
8609 Six Forks Road	2128 W. Braker Lane
Braker 12
Raleigh, N.C. 27615	Austin, TX 78758
Fax: 919-870-3650	Fax: 512-836-4511

10.15.	Dispute Resolution.

All disputes arising in connection with this Agreement shall be settled if possible through friendly consultation between the parties. If no settlement can be reached within thirty (30) days after a dispute arises, either party shall have the right and option to submit the dispute to binding arbitration. The arbitration shall take place in the Austin, Texas metropolitan area, and be conducted pursuant to the rules of the Arbitration Rules of the American Arbitration Association. The cost of the arbitration shall be borne equally by the parties. The decision of the arbitrators shall be final and binding on both parties and shall be enforceable in the courts of Texas.

10.16.	Rights Upon Orderly Termination.

Upon termination of this Agreement, EATON and all of its agents shall discontinue demonstrating, marketing and distributing the ACTIVE POWER Products; provided, however, that any End-User who previously acquired the right to use any ACTIVE POWER Products under the terms of a Support Agreement granted hereunder, shall have the continuing right to use such ACTIVE POWER Products and to receive maintenance support services from ACTIVE POWER as set-forth in the Support Agreement. Neither termination of this Agreement nor waiver of any right to terminate shall impair or limit any additional rights or remedies that either EATON or ACTIVE POWER may have in law or in equity.

10.17.	Termination of Orders.

Any Order may be terminated by EATON at (and only at) any time more than 60 days prior to the scheduled delivery date on the Order by written notice to ACTIVE POWER. No orders will be canceled by EATON inside the 60 day scheduled delivery window without accompanying evidence of cancellation by EATON’s end user customer. ACTIVE POWER will be entitled to the pro-rata share (based on total order value) of cancellation charges awarded to EATON including all handling and restocking fees.

10.18.	Insurance

During the term of this Agreement, ACTIVE POWER shall maintain the following insurance with a company of A- or greater rating by A.M. Best and Company: Commercial General Liability with coverage of $1,000,000 for each occurrence, $1,000,000 general aggregate, and $1,000,000 products and completed operations aggregate with a broad form vendor’s endorsement; and Umbrella Liability limits of $10,000,000. ACTIVE POWER shall furnish to EATON upon execution of this Agreement evidence that all insurance required hereunder is in force.

10.19.	Entire Agreement.

This Agreement and the exhibits hereto constitute the entire agreement between the parties concerning the subject matter hereof, superseding all prior negotiations and discussions.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in duplicate originals by its duly authorized representative on the respective dates entered below.

Active Power, Inc.		Eaton Electrical Inc.
(“ACTIVE POWER”)		(“EATON”)

By:	/s/ Jim Clishem	By:	/s/ Tom Vasold
(Signature)		(Signature)

Title:	President and CEO	Title:	Director of Supply Chain PQSO

Date: May 22, 2006		Date: May 5, 2006

EXHIBIT A - DESCRIPTION OF ACTIVE POWER PRODUCTS STANDARD

CLEANSOURCE™ DC PRODUCTS

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT B – LIST OF EATON AFFILIATED COMPANIES

1.	Eaton Power Quality Ltd. (UK)
2.	Eaton Power Quality (Canada)
3.	Eaton Power Quality Ltda (Brazil)
4.	Eaton Power Quality Limited (Hong Kong)
5.	Eaton Power Quality S.A. (Argentina)
6.	Eaton Power Quality SA (France)

EXHIBIT C – OEM VOLUME DISCOUNT SCHEDULE

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT D - ACTIVE POWER LIMITED WARRANTY

ACTIVE POWER, Inc. (“ACTIVE POWER”) warrants to the user of new power quality products sold by it to be free from defects in material and workmanship.

This non-transferable warranty applies only to the ACTIVE POWER branded product with which this warranty was shipped.

This non-transferable warranty is subject to the following:

Warranty Period

The warranty period for power quality products is 12 months from the date of commissioning or 18 months from the date of shipment from ACTIVE POWER, whichever period is shorter.

ACTIVE POWER Obligations

If a defect in material or workmanship is found during the warranty period, ACTIVE POWER will, during normal working hours and through ACTIVE POWER or other entity approved by ACTIVE POWER

•	Provide (at ACTIVE POWER’s choice) new, remanufactured or ACTIVE POWER approved repaired parts or assembled components needed to correct the defect.

•	Note: All items replaced under this warranty become the property of ACTIVE POWER and must be promptly returned for warranty evaluation.

•	Provide reasonable or customary labor necessary to correct the defect.

•	Provide reasonable travel expenses for authorized service personnel (no more than four (4) hours round trip), including meals, mileage, lodging, when ACTIVE POWER chooses to make warranty the repairs at customer site.

•	Note: It will be the responsibility of the user to provide and pay for rigging and drayage necessary to move replacement parts from the user’s receiving area to the site of the unit installation, and to provide any rigging required to install the replacement parts in the defective equipment. In addition, the equipment user will be responsible to pay for any labor provided by anyone other than employees of ACTIVE POWER or any other entity approved by ACTIVE POWER.

User Obligations

The user is responsible for:

•	Providing proof of commissioning date to ACTIVE POWER

•	Labor costs, except as stated under “ACTIVE POWER Obligations.”

•	Giving timely notice of a warrantable failure and promptly making the product available for repair. For notice to be considered “timely,” the user must notify ACTIVE POWER or other entity approved by ACTIVE POWER within 7 days of discovery of a potential product problem discovery.

•	Prompt return of replaced parts for warranty analysis or evaluation.

•	Performance of the required maintenance and replacement of items due to normal wear and tear outside of the warranty period.

•	Allowing ACTIVE POWER access to all electronically stored alarm data.

Limitations

In order for the warranty to become effective, start-up must have been provided by ACTIVE POWER or any other entity approved by ACTIVE POWER.

ACTIVE POWER is not responsible for:

•	Failures resulting from any use or installation which ACTIVE POWER judges improper.

•	Failures resulting from attachments, accessory items and parts not sold or approved by ACTIVE POWER.

•	Failures resulting from abuse, neglect and/or improper repair.

•	Failures resulting from user’s delay in making the product available after being notified of a potential product problem.

•	Failures resulting from unauthorized repair or adjustments.

•	Damage to parts, fixtures, housings, attachments, and accessory items that are not part of the ACTIVE POWER flywheel product.

•	Repair of components sold by ACTIVE POWER that are warranted directly to the user by their respective manufacturer.

•	Repair and warranty labor costs associated with unreturned replaced parts.

NEITHER THE FOREGOING EXPRESS WARRANTY NOR ANY OTHER WARRANTY BY ACTIVE POWER, EXPRESS OR IMPLIED, IS APPLICABLE TO ANY ITEM ACTIVE POWER SELLS THAT IS WARRANTED DIRECTLY TO THE USER BY ITS MANUFACTURER.

THIS WARRANTY IS EXPRESSLY IN LIEU OF ANY OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE. REMEDIES UNDER THIS WARRANTY ARE LIMITED TO THE PROVISION OF MATERIAL AND SERVICES, AS SPECIFIED HEREIN. ACTIVE POWER IS NOT RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAMGES.

ACTIVE POWER EXCLUDES ALL LIABILITY FOR OR ARISING FROM ANY NEGLIGENCE ON ITS PART OR ON THE PART OF ANY OF ITS EMPLOYEES, AGENTS OR REPRESENTATIVES IN RESPECT OF THE MANUFACTURE OR SUPPLY OF GOODS OR THE PROVISION OF SERVICES RELATING TO THE GOODS.

IF OTHERWISE APPLICABLE, THE VIENNA CONVENTION (CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS) IS EXCLUDED IN ITS ENTIRETY.

If you have any questions regarding this warranty, please write to: ACTIVE POWER, Inc., 2128 W. Braker Lane, B12, Austin, Texas 78758, Attention: Service Department.

EXHIBIT E - ACTIVE POWER SERVICE CONTACTS

(March 2006)

EXHIBIT F - ACTIVE POWER SERVICES PRICING (NORTH AMERICA)

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**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT F - ACTIVE POWER SERVICES PRICING (EUROPE)

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT F - ACTIVE POWER SERVICES PRICING (ASIA)

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT G - ACTIVE POWER TRAINING

ACTIVE POWER shall offer EATON designated representative(s) training on installation, operation, maintenance and repair of the ACTIVE POWER Products.

Factory Training

ACTIVE POWER agrees to provide, upon request by EATON, individual training classes at ACTIVE POWER’S published rates (EXHIBIT F). EATON shall be responsible for its own travel and living arrangements during these sessions.

As required, ACTIVE POWER agrees to work with EATON to arrange and support specific training requirements.

EXHIBIT H - WARRANTY AND POST-WARRANTY SERVICE

EATON’s service personnel must successfully complete ACTIVE POWER’S certified training course (administered by either ACTIVE POWER or a certified CleanSource buyer trainer) in order to provide warranty support for the Product.

ACTIVE POWER will reimburse EATON at the following rates for warranty repair performed on ACTIVE POWER’S Product.

Travel Time and On-Site Labor– $90/hr Monday through Friday 8:00 am to 5:00 pm local time excluding holidays. ACTIVE POWER will also reimburse EATON for documented, customary and reasonable expense incurred by EATON on behalf of ACTIVE POWER. Any disputed charges will be resolved by the VP of Sales or Director of Field Services for ACTIVE POWER and the VP, Global Services or Director of Field Services for EATON (this Agreement assumes that typical travel labor would average less than 4 hours and not include an overnight stay).

Warranty Parts – [****] These Parts will replace the spare parts purchased by EATON per the attached Spare Parts list. EATON will purchase spare parts at ACTIVE POWER’S published prices less 25%. Upon receiving a Failed Part that has been evaluated and approved by ACTIVE POWER to be covered under warranty and accompanied by the supporting documentation, (See Exhibit J), ACTIVE POWER will credit for the purchase price of affected Failed Part. EATON will be responsible for the shipping of the affected Failed Part to the approved ACTIVE POWER Parts Center. In warranty cases requiring express shipping, EATON will be responsible for the express freight charges.

Warranty Service Escalation Plan– For any system down more than 48 hours and being covered by the ACTIVE POWER’S Service Escalation Plan, ACTIVE POWER technical support coverage will be expanded to 24 hours per day 7 days per week for the specific event. (See Exhibit I)

Supporting Warranty Documentation – Summary of Field Activity Reports (attached hereto as Exhibit K) will be provided by EATON’s global services unit to ACTIVE POWER for its actual cost for providing ACTIVE POWER warranty services to EATON Customers. EATON’s global services unit will invoice ACTIVE POWER for such costs. This must include documentation of specific failures and summary information on the causes of such failures.

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

At any time during the warranty period with respect to each Product, ACTIVE POWER reserves the right to meet and confer, upon ten (10) days prior written notice regarding the EATON provided warranty service on each such Product if: in any three (3) month period an uncorrected (i) repetitive problem occurs, (ii) EATON repair has been repeatedly done incorrectly and/or (iii) the expenses incurred by EATON to resolve or correct problems has been materially higher than the average expense for the applicable problem. If, after meeting and conferring, the parties are unable to reach a mutually acceptable resolution of the foregoing issues, then, upon ten (10) days prior written notice, ACTIVE POWER may assume future warranty obligations.

EXHIBIT I – TYPICAL SERVICE ESCALATION CHART

The escalation chart below is to be used as the maximum allowable time from identification of warranty issue before the next responsible party is notified and has an obligation to provide service response. These times are not to be considered the minimum time allowed prior to notifying a responsible party. EATON may contact ACTIVE POWER anytime for technical assistance after showing a responsible effort on EATON’s party to resolve the related issue.

Chart: 1

Typical Service Escalation

Responsible Parties

Elapsed Time	EATON Field Service	EATON Parts & Logistics	Technical Support	ACTIVE POWER Help Desk	ACTIVE POWER Parts & Logistics	*ACTIVE POWER On-site Service
T + 24 Hrs.	✓
T + 48 Hrs.	✓	✓	✓	✓
T + 72 Hrs.	✓	✓	✓	✓	✓

T + 96 Hrs.	✓	✓	✓	✓	✓	✓

ACTIVE POWER On-Site Service shall be invoiced to EATON at the rates set forth in Exhibit F.

EXHIBIT J - ACTIVE POWER’S WARRANTY AND POST WARRANTY

RETURN MATERIAL AUTHORIZATION PROCEDURES

Before returning a Product for repair or replacement, EATON must first contact ACTIVE POWER and obtain a Return Material Authorization (RMA) number. The following information must be supplied in order to obtain an RMA number:

1.	Name of the EATON’s Customer

2.	Serial number of the original Product

3.	Shipment or delivery date

4.	Description of the problem

5.	Offsetting Order for replacement . If the product is found defective and is covered under the warranty of Exhibit H, then ACTIVE POWER shall issue a credit to EATON for the original purchase price of said defective product.

Upon receipt of the RMA number, which will be supplied by ACTIVE POWER before the end of the next business day, EATON or EATON’s Customer will return the Product to ACTIVE POWER or an authorized service center at EATON’s or EATON’s Customer’s expense. The RMA and Product serial number must be referenced on all correspondence regarding the returned Product, as well as on the shipping container or package and all shipping documents. Products returned without RMA numbers or actual RMA authorization will not be accepted. All returned Products must be properly and commercially reasonably packed. ACTIVE POWER is not responsible for damage to Products incurred in shipment or due to inadequate or improper packaging. ACTIVE POWER will promptly repair or replace any defective Product and return the replacement or repaired Product to EATON or EATON’s Customer (with notice to EATON) at ACTIVE POWER’s expense.

EXHIBIT K - RETURN GOODS DOCUMENTATION*

ACTIVE POWER RMA# :
Date:
CleanSource Model Number:
CleanSource Serial Number:

Part Number:
OLD Part Serial Number:
New Part Serial Number:
Technician:
Location:

Problem Description:

Frequency of Problem:	Hard Failure	Hot
	Charging	Cold
	Discharging	Other:

Explain Other:

Signature:

*	The attached procedure applies to all returned goods

EXHIBIT L - EATON FIELD ACTIVITY REPORT

Request ID:
Place ID:
Place Name:
Place Address:

Phone:
Contact:	Technician:
P.O.:	Arrival Date/Time:
Completion Date/Time:
Problem Description:

Service Notes:
Code:	Text:

Products Serviced:
Model ID:	Revision:
Serial ID:	Contract ID / Version:

Services:

Model ID:	Service Description	Quantity

Non-Product Part and Non-Part Usage

Part Need Details

EXHIBIT M - POST-WARRANTY SUPPORT

EATON’s service personnel must successfully complete ACTIVE POWER’s certified training course (administered by either ACTIVE POWER or a certified CleanSource EATON trainer) in order to provide warranty support for the Product.

Upon EATON obtaining a RMA number from ACTIVE POWER for a returning part, ACTIVE POWER will ship the replacement part to EATON’s Logistics facility designated by EATON. In the event express shipping is required, EATON will be responsible for the freight charges.

Field Service Support – ACTIVE POWER will make available its Service personnel (Exhibit E) to EATON worldwide.

Technical Communications – ACTIVE POWER Field Service will provide EATON any notifications of technical changes and enhancements for the CleanSource product line through a Field Engineering Advisory (FEA) sent to EATON Manager of Technical Support. This will include changes to the fit, form and function of the CleanSource product line. EATON will assign a delegate to receive and distribute the information to its staff. This FEA information shall be made available on ACTIVE POWER’s website.

Service Escalation Plan – EATON will, upon receiving a service call, follow the typical escalation plan as shown in Exhibit I, Chart 1, Typical Escalation Chart. In response ACTIVE POWER will offer assistance via telephone support and, if required, on-site service at the expense of EATON in cases of non-warranty coverage.

EXHIBIT N - SPARE PARTS SELLER’S LIST PRICE

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT O – MEAN TIME TO REPAIR (MTTR)

[****]

**Confidential treatment has been requested for the portions of this agreement marked by asterisks. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.**

EXHIBIT P – RESPONSIBILITIES FOR PRE-COMMISSIONING REPORT

Description	EATON	Active Power
Complete On-line Schematic	X

UPS Size
Make	X
Model	X

Battery Connected
Make	X
Model	X

Generator
Make	X
Model	X

ATS Size
Make	X
Model	X
Delay to Start Setting	X	X
Delay to Return Utility Setting	X	X
Neutral Position Delay Setting, If applicable.	X	X

CSDC
Make	X	X
Model	X	X
Configuration	X	X
Recharge Current Limit	X	X
DCV Trip into Discharge Threshold	X	X
Ok to Recharge Threshold	X	X
DCV Regulation	X	X